Exhibit 3.3

CERTIFICATE OF CORRECTION

FILED TO CORRECT A CERTAIN ERROR

IN THE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MEWBOURNE ENERGY PARTNERS 07-A, L.P.

MEWBOURNE ENERGY PARTNERS 07-A, L.P., a Delaware limited partnership organized and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, DOES HEREBY CERTIFY:

1.	The name of the limited partnership is MEWBOURNE ENERGY PARTNERS 07-A, L.P.

2.	That a Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 07-A, L.P. was filed with the Secretary of State of Delaware on February 22, 2007.

3.	That a Certificate of Amendment to the Certificate of Limited Partnership of MEWBOURNE ENERGY PARTNERS 07-A, L.P. was filed with the Secretary of State of Delaware on August 13, 2007, and said Certificate of Amendment to the Certificate of Limited Partnership requires correction as permitted by Section 17-213 of the Delaware Revised Uniform Limited Partnership Act.

4.	The inaccuracy or defect of the Certificate of Amendment to the Certificate of Limited Partnership to be corrected is Exhibit A thereto, which contains a list of the general partners, referred to in Article Two thereof. Such Exhibit A, as originally filed, fails to name all such general partners.

5.	Exhibit A to the Certificate of Amendment to the Certificate of Limited Partnership is corrected to read as set forth in Exhibit “A” attached hereto.

IN WITNESS WHEREOF, the undersigned, the managing general partner by and through a duly authorized officer thereof and the attorney-in-fact for each of the investor general partners set forth on Exhibit A, have executed this Certificate of Correction to the Certificate of Amendment to Certificate of Limited Partnership on this 12th day of December, 2007.

MEWBOURNE DEVELOPMENT CORPORATION, acting for itself and as attorney-in-fact for each of the investor general partners as set forth on Exhibit A

By:	/s/ J. Roe Buckley
J. Roe Buckley, Chief Financial Officer

Exhibit A

Mewbourne Energy Partners 07-A, L.P.

List of General Partners

[REDACTED]